Exhibit 99.1

CORRECTED RELEASE: Amaze Reports Second Quarter 2025 Financial Results with 1,134% Year-Over-Year Revenue Growth

Amaze Holdings, Inc. (the “Company”) is replacing in its entirety its earnings press release for the second quarter ended June 30, 2025, originally issued on August 14, 2025, to correct certain disclosures contained in the tables entitled “Condensed Consolidated Balance Sheets” for the period ended June 30, 2025, the “Condensed Consolidated Statement of Operations” for the three and six months ended June 30, 2025, and the “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2025 as well as the corresponding figures included in the narrative sections in the earnings release for net loss and net loss per share for the three months ended June 30, 2025. Other than the corrections discussed herein, all other information disclosed in the earnings release remains unchanged. The updated earnings release reads:

Amaze Reports Second Quarter 2025 Financial Results with 1,134% Year-Over-Year Revenue Growth

Accompanying Shareholder Letter Available at ir.amaze.co

With Q2 Revenue Baseline, Company Expects Sequential Topline Growth for Remainder of 2025

NEWPORT BEACH, CA – August 14, 2025 – Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today reported financial results for the second quarter ended June 30, 2025.

Recent Operational Highlights

●	Surpassed 200 million lifetime storefront visits and 12 million active creators, underscoring the Amaze platform’s scale and influence in the rapidly expanding creator economy.
●	Announced several marquee partnerships in recent weeks, including Alex Caruso, Jamvana, Loaded Dice, Nutrius, and Ghost Gaming, among others.
●	Partnered with Picsart, allowing users to turn their digital art, edits, and designs into physical products such as hoodies, stickers, and tote bags to sell.
●	Began beta testing program for Amaze Digital Fits, a web-based tool will enable Roblox creators to design avatar fashion with no 3D experience required.
●	Partnered with VisitIQ allowing Amaze to analyze, visualize, and activate first-party fan and creator data across its fast-growing platform, enabling Amaze to turn deep audience insights into smarter marketing, more comprehensive creator support, and product innovation.
●	Launched digital payment strategy designed to modernize global payments, unlock new monetization tools, and enhance financial flexibility, emphasizing Amaze’s assertive push to lead in payment innovation.
●	Formed strategic partnership with Parler, enabling creators to sell products directly through Parler’s growing network of social media properties including PlayTV and Parler.com.

Management Commentary

“In our first full quarter as a public company, we took important steps to position Amaze for long-term success,” said Aaron Day, CEO of Amaze. “To solidify our position as the go-to platform for creators, we launched new integrations like Express Checkout and AI-driven selling tools, and we also expanded monetization opportunities to Roblox players and Picsart users. These innovations helped us surpass 200 million storefront visits and over 12 million active creators on the platform.

“Financially, we generated $0.87 million in net revenue this quarter, which we view as a strong baseline for future growth. Over the past several quarters, we’ve devoted significant time and effort to recapitalize the business and retool our technology infrastructure. With both initiatives far along, we now have improved liquidity to strategically invest in our business, which we expect to lead to accelerating topline growth and improved KPI performance through the second half of the year.”

Key Performance Indicators (KPIs)

  Gross Merchandise Value (GMV): $3.77 million
  Average Order Value (AOV): $50.00 (1H 2025)
  U.S. Conversion Rate: .41% of all traffic
  Creator Lifetime Value (LTV): $200.00
  Total Active Creators with Stores: Over 12 million
  Total Number of Active Visitors: Over 200 million

Second Quarter 2025 Financial Results

Results compare the second quarter ended June 30, 2025 (“Q2 2025”) to the second quarter ended June 30, 2024 (“Q2 2024”) unless otherwise indicated. Results from Q2 2024 represent only Fresh Vine Wine, Inc. results.

●	Total revenue increased 1,134% to $0.87 million in Q2 2025 from $0.07 million in the same year-ago period. The increase in net contribution revenue was mostly attributable to the addition of sales from Amaze as the Company closed the acquisition during the first quarter of 2025.
●	Gross profit increased 1,903% to $0.79 million in Q2 2025 from $(0.04) million in the same year-ago period. The increase in gross profit is primarily due to the operating leverage of the Amaze platform, which enables high-margin digital and physical sales with lower incremental cost compared to traditional wholesale models.
●	Net loss was $5.0 million, or $(3.14) per share, in Q2 2025 compared to net loss of $0.88 million, or $(1.30) per share, in the same year-ago period. The increase in net loss is largely driven by a $4.0 million increase in SG&A expenses that are primarily related to operating costs associated with Amaze’s creator-focused business model, including personnel, legal and professional services related to the reverse merger, and marketing costs to support platform growth.

●    The Company had $0.31 million in cash at June 30, 2025, compared to $0.16 million at December 31, 2024.

Outlook

Amaze management expects to build on the base provided by its Q2 performance, both at the top and bottom line. The Company foresees net revenue continuing to ramp sequentially in Q3 as well as into Q4. As a result of these material topline increases, combined with additional organizational efficiencies, Amaze also expects to generate a temporary profit in Q4 2025/Q1 2026 due to an increase in sales related to the seasonality of the business.

Amaze’s Q3 2025, Q4 2025 and Q1 2026 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

Shareholder Letter

Amaze management also posted a letter to shareholders on its Investor Relations website (ir.amaze.co), which further details the company’s results, discusses various business initiatives, and provides a future financial and industry outlook.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

Available Information

We periodically provide other information for investors on our corporate website, https://www.amaze.co, and our investor relations website, https://ir.amaze.co. This includes press releases and other information about financial performance, information on corporate governance, and details related to our annual meeting of stockholders. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts.

About Amaze

Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about our Q3 2025 and Q4 2025/Q1 2026 financial outlook, strategies, initiatives, growth, revenues, expenditures, the size of our market, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “outlook,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

-Financial Tables to Follow-

AMAZE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash	$239,604	$155,647
Restricted cash	71,079	—
Accounts receivable, net of allowance for credit losses of $9,476 and $13,400 as of June 30, 2025 and December 31, 2024, respectively	2,381	6,966
Note receivable	—	3,500,000
Equity investment	—	466,500
Inventories	184,540	212,494
Prepaid expenses and other	815,252	33,830
Interest receivable	—	36,888
Total current assets	1,312,856	4,412,325

Fixed assets, net
Computer equipment, net	7,022	—
Goodwill	97,609,814	—
Total assets	$98,929,692	$4,412,325

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,586,411	$1,108,777
Accrued compensation	337,690	—
Accrued creator commissions	2,441,450	—
Settlement payable	622,839	484,735
Accrued expenses	2,502,979	596,610
Accrued expenses - related parties	309,333	309,333
Accrued sales tax	1,959,219	—
Deferred revenue	4,140,533	1,919
Financing arrangement, net of discount	517,021	—
Convertible notes payable, net of discount	392,142	432,105
Notes payable, current portion, net of discount	5,493,325	—
Total current liabilities	28,302,942	2,933,479

Total liabilities	28,302,942	2,933,479

Commitment and contingencies - Note 16

Stockholders’ equity
Series A preferred stock, $0.001 par value – 10,000 shares authorized at June 30, 2025 and December 31, 2024; 7,013 shares issued and outstanding at June 30, 2025 and December 31, 2024, preference in liquidation of $1,344,723 and $1,597,706 at June 30, 2025 and December 31, 2024, respectively	7	9
Series B preferred stock, $0.001 par value – 50,000 shares authorized at June 30, 2025 and December 31, 2024; 39,250 shares issued and outstanding at June 30, 2025 and December 31, 2024, preference in liquidation of $5,887,500 at June 30, 2025 and December 31, 2024	39	50
Series C preferred stock, $0.001 par value – 100,000 and 0 shares authorized at June 30, 2025 and December 31, 2024, respectively; 8,550 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively; preference in liquidation of $855,000 and $0 at June 30, 2025 and December 31, 2024, respectively	9	—
Series D preferred stock, $0.001 par value – 750,000 and 0 shares authorized at June 30, 2025 and December 31, 2024, respectively; 0 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively; preference in liquidation of $0 and $0 at June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value - 100,000,000 shares authorized at June 30, 2025 and December 31, 2024; 5,108,649 shares issued and outstanding at June 30, 2025 and December 31, 2024	5,110	776
Additional Paid-In Capital	107,027,294	30,636,812
Accumulated deficit	(36,405,709)	(29,158,801)
Total stockholder’s equity	70,626,750	1,478,846

Total liabilities and stockholders’ equity	$98,929,692	$4,412,325

AMAZE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Revenues	$869,884	$70,484	$930,098	$175,052
Cost of revenues	82,372	114,160	145,162	329,976
Gross income (Loss)	787,512	(43,676)	784,936	(154,924)

Selling, general and administrative expenses	4,881,391	834,267	6,768,134	1,933,748
Equity-based compensation	190,359	1,626	190,359	3,251
Depreciation	1,674	—	2,232	—
Operating loss	(4,285,912)	(879,569)	(6,175,789)	(2,091,923)

Other income (expense)
Other income (expense)	(27,379)	—	(139)	39
Interest expense	(684,116)	—	(924,988)	—
Realized loss on equity investment	(50,760)	—	(54,760)	—
Gain on extinguishment of liabilities	—	—	18,301	—
Total other income (expense)	(762,255)	—	(961,586)	39

Net loss	(5,048,167)	(879,569)	(7,137,375)	(2,091,884)
Series A preferred dividends	53,433	26,133	109,533	56,133
Net loss attributable to common stockholders	$(5,101,600)	$(905,702)	$(7,246,908)	$(2,148,017)

Weighted average shares outstanding
Basic	1,622,169	694,619	1,174,419	694,619
Diluted	1,622,169	694,619	1,174,419	694,619

Net loss per share - basic	$(3.14)	$(1.30)	$(6.17)	$(3.09)
Net loss per share - diluted	$(3.14)	$(1.30)	$(6.17)	$(3.09)

AMAZE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(7,137,375)	$(2,091,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of original issue discount	699,354	—
Depreciation expense	2,232	—
Realized loss on equity investment	(54,760)	—
Gain on extinguishment of liabilities	(18,301)	—
Equity-based compensation	190,359	3,251
Inventory write-downs	—	154,483
Changes in operating assets and liabilities:
Accounts receivable	28,801	134,588
Inventories	27,954	81,939
Prepaid expenses and other	(270,985)	20,026
Interest receivable	(41,293)	—
Accounts payable	2,115,073	603,489
Accrued compensation	337,690	—
Settlement payable	156,405	—
Accrued creator commissions	25,195	—
Accrued expenses	(300,312)	147,685
Accrued sales tax	(32,382)	—
Deferred revenue	370,064	(139)
Net cash used in operating activities	(3,902,281)	(946,562)

Cash flows from investing activities
Cash acquired through acquisition (Note 2)	591,686	—
Issuance of note receivable	(900,000)	—
Net cash used in investing activities	(308,314)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable net of issuance costs	2,488,241	15,000
Proceeds from financing arrangement net of issuance cost	714,754	—
Proceeds from convertible notes payable	264,881	—
Proceeds from issuance of Series B preferred stock - net of issuance costs	—	805,017
Proceeds from issuance of Series C preferred stock - net of issuance costs	785,067	—
Repayment of financing arrangement	(363,365)	—
Warrants issued in conjunction with debt	213,553	—
Payments on note payable	—	(15,000)
Issuance of common stock in conjunction with securities purchase agreement	262,500	—
Net cash provided by financing activities	4,365,631	805,017

Net change in cash and restricted cash	155,036	(141,545)
Cash and restricted cash at beginning of period	155,647	336,340
Cash and restricted cash at end of period	$310,683	$194,795

Supplemental disclosure of cash flow information:
Acquisition through issuance of Series D and Merger Warrants	$75,000,000	$—
Repayment of debt with investment	521,260	—
Forgiveness of note receivable and interest with note payable and interest from Acquisition	4,478,181	—
Warrants issued in conjunction with debt	213,553	—
Issuance cost in conjunction with name change	56,667	—
Accrued Series A dividends	$109,533	$56,133